UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): November 10, 1997

                               THE AES CORPORATION
             (exact name of registrant as specified in its charter)

       DELAWARE                     0-19281                     54-1163725
     (State  of               (Commission File No.)           (IRS Employer
    Incorporation)                                         Identification No.)

                       1001 North 19th Street, Suite 2000
                            Arlington, Virginia 22209
          (Address of principal executive offices, including zip code)

               Registrant's telephone number, including area code:
                                 (703) 522-1315

                                 NOT APPLICABLE

          (Former Name or Former Address, if changed since last report)


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Item 2.  Acquisition or Disposition of Assets.

         On October 27, 1997, a subsidiary of AES acquired approximately 90% of the common shares of Companhia Centro-Oeste de Distribuica de Energia Eletrica ("CCODEE"), the electric distribution company serving the central and western sections of the State of Rio Grande do Sul in Brazil, for a total purchase price of approximately $1.37 billion. The acquisition was financed with the proceeds of (i) $250 million of revolving credit borrowings under the Company's senior credit facility (the commitments under which were temporarily increased from $425 million to $600 million), (ii) $550 million of short term loans under a bridge loan facility provided by affiliates of J.P. Morgan Securities, Inc., Donaldson, Lufkin & Jenrette Securities, Inc., Salomon Brothers Inc and Unterberg Harris and (iii) $630 million of non-recourse financing provided by Bank Boston and ANZ Investment Bank as co-arrangers. AES purchased the shares of CCODEE from the State of Rio Grande do Sul in a partial privatization of Companhia Estadual de Energia Eletrica ("CEEE"), the integrated utility of Rio Grande do Sul. All of the remaining shares of CCODEE will be owned by its employees. CCODEE currently serves approximately 800,000 customers or approximately 31.3% of the population of the State of Rio Grande do Sul on sales of 5,772 gigawatt hours of electricity.


Item 7.  Financial Statements and Exhibits.

a.       Financial statements of businesses acquired.

         The required financial statements for CCODEE will be filed on or before January 9, 1998.

b. Pro forma financial information.

         The required pro forma financial information for CCODEE will be filed on or before January 9, 1998.


Item 9.  Sales of Equity Securities Pursuant to Regulation S.

     In connection with the acquisition of the shares of CCODEE, on October 29, 1997, AES Trust II, a wholly-owned subsidiary of AES, sold 6,000,000 of its $2.75 Term Convertible Securities, Series B ("TECONS"), liquidation amount $50 per security, for $50.00 per TECONS (for an aggregate of $300,000,000) in a private placement pursuant to Rule 144 and Regulation S under the Securities Act of 1933, as amended. J.P. Morgan Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Unterberg Harris acted as initial purchasers (the "Initial Purchasers") in the private placement. The Initial Purchasers were paid by the Company, as compensation for their services, $1.375 per TECONS (or $8,250,000 in the aggregate). Each TECONS is convertible at any time prior to the close of business on September 30, 2012 (or, in the case of TECONS called for redemption, prior to the close of business on the business day prior to the applicable redemption date) at the option of the holder into shares of common stock, par value $.01 per share, of AES (the "AES Common Stock") at the rate of
0.8914 shares of AES Common Stock for each TECONS, subject to adjustment in certain circumstances.






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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The AES Corporation (Registrant)



By/s/ WILLIAM R. LURASCHI
-----------------------------
WILLIAM R. LURASCHI
GENERAL COUNSEL AND SECRETARY

Dated: November 10, 1997